EXHIBIT 5.1

[Letterhead of Drinker Biddle & Reath LLP]

January	30, 2004

Kulicke and Soffa Industries, Inc.

2101 Blair Mill Road

Willow Grove, Pennsylvania 19090

Re:	Kulicke and Soffa Industries, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Kulicke and Soffa Industries, Inc. a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of up to 90,000 shares of the Company’s common stock, without par value (the “Shares”), issued by the Company to, and to be sold by, Reliance Trust Company, as trustee of the trust created in connection with the Company’s Defined Non-Contributory Pension Plan (the “Plan”) to fund the Company’s obligations under the Plan.

In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and exhibits, the Plan, the Company’s Articles of Incorporation and By-laws, resolutions of the Company’s Board of Directors, and such other documents and corporate records relating to the Company and the issuance of the Shares as we have deemed appropriate. We have assumed that the Shares have been contributed by the Company to the Plan in accordance with the provisions of the Plan. We express no opinion concerning the laws of any jurisdiction other than the federal law of the United States and the Pennsylvania Business Corporation Law.

On the basis of the foregoing, we are of the opinion that the Shares are legally issued, fully paid and non-assessable by the Company.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Drinker Biddle & Reath LLP

Drinker Biddle & Reath LLP